UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934D

Date of report (Date of earliest event reported): April 11, 2007

PEOPLE’S UNITED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138389	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street

Bridgeport, Connecticut 06604

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 11, 2007, People’s United Financial, Inc. (the “Company”), the holding company for People’s Bank, issued a press release announcing that it completed the syndicated offering portion of its second-step conversion. The Company announced that orders for a total of 108,241,531 shares at a purchase price of $20.00 per share were accepted in the syndicated offering, in addition to orders for 63,984,719 million shares already accepted in the subscription offering portion of its second-step conversion, for a total of 172,226,250 shares to be sold in the subscription offering and syndicated offering combined. The Company also announced that People’s Bank had received the stockholder and depositor approvals necessary to complete the conversion.

A copy of that press release is being furnished herewith as Exhibit 99.1.

The Company issued a press release on April 16, 2007, announcing the completion of its conversion to a fully publicly-owned stock form holding company and related public offering. A copy of that press release is being furnished herewith as Exhibit 99.2.

The information contained in and accompanying this Form 8-K with respect to Item 7.01 (including the Exhibits hereto) is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report:

99.1	Press Release, dated April 11, 2007.

99.2	Press Release, dated April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: April 16, 2007	By:	/s/ William T. Kosturko
(Signature)
	Name:	William T. Kosturko
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated April 11, 2007.

99.2	Press Release, dated April 16, 2007.